Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165643

SUPPLEMENT NO. 1 DATED SEPTEMBER 30, 2011

TO THE PROSPECTUS DATED SEPTEMBER 1, 2011

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT, Inc., dated September 1, 2011. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of the offering of shares of common stock of Carter Validus Mission Critical REIT, Inc.;
(2)	a clarification of certain discount terms;
(3)	an update to certain prior performance data;
(4)	an update to the number of full-time employees employed by affiliates of our advisor;
(5)	an update to the types of reports that investors will receive;
(6)	an update to the instructions on how to subscribe; and
(7)	a revised form of the multi-product subscription agreement.

Status of Our Public Offering

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010. Of these shares, we are offering 150,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of September 27, 2011, we had accepted investors’ subscriptions for and issued 1,796,224 shares of our common stock in the offering, resulting in our receipt of gross proceeds of $17,819,645. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania, the conditions of which, to date, have not been satisfied. As of September 27, 2011, we had 173,203,776 shares of our common stock remaining in our offering.

We will offer shares of our common stock pursuant to the offering until December 10, 2012, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering in the offering have not been sold by December 10, 2012, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Terms of the Offering

The fifth paragraph of the “Plan of Distribution - Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” section beginning on page 170 of the prospectus is supplemented as follows:

Shares purchased net of selling commissions are also eligible for volume discounts as described in the section below captioned “Volume Discounts.”

The first paragraph of the “Plan of Distribution - Volume Discounts” section beginning on page 173 of the prospectus is superseded in its entirety as follows:

In connection with sales of shares for certain minimum aggregate purchase amounts to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions and/or dealer manager fees payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions and/or dealer manager fees payable for volume discounts.

The second paragraph of the “Plan of Distribution - Volume Discounts” section beginning on page 173 of the prospectus is supplemented as follows:

In connection with sales of shares sold through a registered investment advisor where no selling commission is paid, purchasers would receive a volume discount of 0.40% of the aggregate purchase amount of $3,000,001 to $10,000,000 and of 0.60% of the aggregate purchase amount of $10,000,001 and above. This would result in a purchase price of $9.26 and $9.24, respectively. Therefore, an investment of $4,000,000 through a registered investment advisor would result in a purchase of 431,965.44 shares, no selling commissions and a dealer manager fee of $101,512.

The answer to the question “What is the experience of your sponsor and your advisor?” appearing on page 1 of the prospectus is superseded in its entirety as follows:

A: Carter/Validus REIT Investment Management Company, LLC, a Florida limited liability company, which is directly or indirectly controlled by John Carter and Mario Garcia, Jr., controls our advisor and is our sponsor. Mr. Carter, individually and with Carter Associates, L.L.C., or Carter & Associates, will provide the real estate related services to us through Carter Validus Real Estate Management Services, LLC, our affiliated property manager. Over the last 50-plus years, Carter & Associates, one of the principals of our sponsor, has grown to become one of the largest privately held full service commercial real estate companies in the Southeastern United States. In 2010, Carter & Associates was ranked No. 4 on the National Real Estate Investor’s annual list of the Top 25 Office Developers. Carter & Associates currently owns, manages or leases approximately 16.6 million square feet of space in 13 states across the U.S. After successfully and responsibly navigating five decades of real estate cycles, we believe that Carter & Associates’ deep longstanding relationships and our lack of legacy property issues place us in a unique position to take advantage of the current and impending real estate investment opportunities.

Our advisor is Carter/Validus Advisors, LLC, which is responsible for managing our day-to-day operations and our assets. Our advisor also will make recommendations for all of our investment decisions, which will be subject to the approval of our board of directors.

The first paragraph of the “Market Overview” section beginning on page 58 of the prospectus is superseded in its entirety as follows:

Over the last 50-plus years, Carter & Associates, one of the principals of our sponsor, has grown to become one of the largest privately held full service commercial real estate companies in the Southeastern United States. In 2010, Carter & Associates was ranked No. 4 on the National Real Estate Investor’s annual list of the Top 25 Office Developers. Carter & Associates currently owns, manages or leases approximately 16.6 million square feet of space in 13 states across the U.S. After successfully and responsibly navigating five decades of real estate cycles, we believe that Carter & Associates’ deep longstanding relationships and our lack of legacy property issues place us in a unique position to take advantage of the current and impending real estate investment opportunities.

The section titled “Prior Performance Summary-Carter & Associates” appearing on page 116 of the prospectus is superseded in its entirety as follows:

Over the last 50-plus years, Carter & Associates, one of the principals of our sponsor, has grown to become one of the largest privately held full service commercial real estate companies in the Southeastern United States. In 2010, Carter & Associates was ranked No. 4 on the National Real Estate Investor’s annual list of the Top 25 Office Developers. Carter & Associates currently owns, manages or leases approximately 16.6 million square feet of space in 13 states across the U.S. After successfully and responsibly navigating five decades of real estate cycles, we believe that Carter & Associates’ deep longstanding relationships and our lack of legacy property issues place us in a unique position to take advantage of the current and impending real estate investment opportunities.

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The section titled “Market Overview-Acquisition Strategy” appearing on page 60 of the prospectus is superseded in its entirety as follows:

Carter & Associates has significant expertise in developing and financing healthcare related real estate projects. Carter & Associates provides hospitals and health systems clients with a full spectrum of real estate facility financing and development services, as well as industry expertise in operations, strategic, facility and capital planning, program management, facility ownership and development, leasing and property management. The Carter & Associates team has led approximately $6 billion of healthcare facility planning and development projects across 36 states. Carter & Associates has a track record of long-term client relationships, which often span several decades. Our acquisition strategy will focus on the sourcing of medical property acquisitions, investments and developments through existing relationships of Carter & Associates with healthcare system, company and medical office users, as well as through various third party real estate brokers.

The twelfth paragraph of the “Advisory Agreement” section appearing on page 80 of the prospectus is superseded in its entirety as follows:

Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of the date of this prospectus, its affiliates had approximately 169 full time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors.

The second bullet in the answer to the question “What type of reports on my investment will I receive?” appearing on page 4 of the prospectus is superseded in its entirety as follows:

•	three quarterly financial reports, via mailings or website access;

The answer to the question “How do I subscribe for shares?” appearing on page 4 of the prospectus is superseded in its entirety as follows:

A: If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C, or the multi-product subscription agreement, like the one contained in this prospectus as Appendix F, for a specific number of shares and pay for the shares at the time you subscribe. Each investor who is a resident of Alabama or Tennessee may not use the multi-product subscription agreement and must use the subscription agreement solely for Carter Validus Mission Critical REIT, Inc.

The second bullet point in the first paragraph of the “How to Subscribe” section appearing on page 178 of the prospectus is superseded in its entirety as follows:

•

Complete the execution copy of the subscription agreement or the multi-product subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C. A specimen copy of the multi-product subscription agreement is included as Appendix F. Each investor who is a resident of Alabama or Tennessee may not use the multi-product subscription agreement and must use the subscription agreement solely for Carter Validus Mission Critical REIT, Inc.

Revised Multi Subscription Agreement

A revised form of our multi-product subscription agreement is attached as Appendix F to this prospectus supplement and supersedes and replaces the multi-product subscription agreement included as Exhibit 4.3 to Post-Effective Amendment No. 2, dated August 18, 2011.

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Logo Here

Subscription Agreement

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York) Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.	(This subscription agreement is not valid for use in AL or TN.)	Investment Amount
Carter Validus Mission Critical REIT, Inc.
Payment will be made with:	(CVMC REIT, Inc.)
☐ EnclosedChecks
☐ Funds Wired	“Program”
☐ Funds to Follow	(“Program”)

2.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types
(make checks payable to the custodian and send ALL paperwork directly to the custodian)
☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for:
☐ Trust**	☐ Partnership**	☐ Profit Sharing plan**	☐ Pension plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3.	Investor Information - SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:	DOB:

Investor #2 Name:	SSN/Tax ID:	DOB:

Street Address:

City:	State:	Zip Code:

Optional
Mailing Address:

City:	State:	Zip Code:

Phone (day):	Phone (evening):

E-mail:

☐ US Citizen	☐ USCitizen residing outside the US

☐ Foreign citizen, country:	☐ Check here if you are subject to backup withholding

Over Please

4.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”
Title Line 1:
Title Line 2:

Primary SSN/TIN:	Secondary SSN/TIN:

5.	Custodian/ Trustee Information

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State:	Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or “Program” that ore beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or “Program” as of the applicable record date at any meeting of the stockholders of CVMC REIT and/or “Program”. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or “Program” is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or “Program”, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or “Program” (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or “Program”
☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)
☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:
Address:
City:	State:	Zip Code:
Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or “Program” or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or “Program” in writing to cancel it. In the event that CVMC REIT, Inc. and/or “Program” deposits funds erroneously into my account, CVMC REIT, Inc. and/or “Program” is authorized to debit my account for an amount not to exceed the amount of the

Financial Institution Name:		% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:		☐ Savings

7.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:
☐ Through a participating Broker-Dealer	☐ Shares are being purchased net of commissions
☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer
* A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT Inc. and/or “Program” that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer)
Branch Manager Signature:	Date:

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or “Program”, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or “Program”. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or “Program” that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or “Program” send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or “Program”, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only	>	Signature of Investor:	Date:
		Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 3 will be used)

Over Please

9.	Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

☐	Owner	☐	Co-Owner	1.I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

☐	Owner	☐	Co-Owner

2.I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

☐	Owner	☐	Co-Owner	3.I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

☐	Owner	☐	Co-Owner	4.I (we) am/are purchasing the shares for the account referenced in Section 4.

☐	Owner	☐	Co-Owner

5.I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

☐	Owner	☐	Co-Owner	6.For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

☐	Owner	☐	Co-Owner

7.For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

☐	Owner	☐	Co-Owner

8.If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

☐	Owner	☐	Co-Owner	9.For residents of Kentucky, Michigan, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

☐	Owner	☐	Co-Owner	10.For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

☐	Owner	☐	Co-Owner

11.For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

9.	Subscriber Signatures for CVMC REIT, Inc., continued

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

10.	Subscriber Signatures for “Program”

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

☐	Owner	☐	Co-Owner	1.I (we) have received the final Prospectus of “Program” at least five business days before signing the Subscription Agreement.

☐	Owner	☐	Co-Owner

2.I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

☐	Owner	☐	Co-Owner	3.I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

☐	Owner	☐	Co-Owner	4.I (we) am purchasing the shares for the account referenced above.

☐	Owner	☐	Co-Owner

5.I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

☐	Owner	☐	Co-Owner

6.If I (we) am/are a Kansas Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner recommends that investors limit their aggregate investment in shares of “Program” and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

☐	Owner	☐	Co-Owner

7.For residents of Maine only: My (our) aggregate investment in this offering and similar direct participation investments may not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

☐	Owner	☐	Co-Owner	8.For residents of Iowa, Kentucky and Oregon only: My (our) investment in “Program” and all affiliates of “Program” may not exceed 10% of my (our) liquid net worth.

Over Please

10.	Subscriber Signatures for “”, continued

☐	Owner	☐	Co-Owner

9.For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

☐	Owner	☐	Co-Owner

10.For residents of North Dakota only: In addition to meeting the suitability standards established by “Program” as set forth above, I (we) have a net worth of at least 10 times my (our) investment in “Program” and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

☐	Owner	☐	Co-Owner	11.For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

☐	Owner	☐	Co-Owner	12.For residents of Tennessee only: My (our) maximum investment in this offering may not exceed 10% of my (our) liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, “PROGRAM” WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail
Investment Processing Department	Investment Processing Department
c/o DST Systems, Inc.	c/o DST Systems, Inc.
P.O. Box 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105
Toll Free: 888.292.3178	Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

CVMC REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

Carter Validus Mission Critical REIT, Inc. Investors in Pennsylvania*: Until Carter Validus Mission Critical REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for Carter Validus Mission Critical REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916669

FAO: (Include Account Title)

“Program” Investors: Until “Program” has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with “Program” or its advisor, the portion of your purchase that is for the “Program”, can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for “Program” or wired to:

UMB Bank, N.A., as Escrow Agent for “Program”

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

“Program” Investors in Pennsylvania and Tennessee**: Until “Program” has raised the minimum offering amount required in the states of Pennsylvania or Tennessee, as applicable, the portion of your purchase that is for “Program” can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for “Program” or wired to:

UMB Bank, N.A., as Escrow Agent for “Program”

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the Carter Validus Mission Critical REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

** Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” or “Plan of Distribution-Special Notice to Tennessee Investors” sections of the “Program”. Prospectus, as applicable, for additional information regarding the Pennsylvania and Tennessee escrow requirements.